Diversified Secure Ventures Corp.
2283 Argentia Rd.
Mississauga, ONT L5N 5Z2
Canada

Agreement to Purchase

July 1, 2010

Diversified Secure Ventures Corp.hereby enters into an agreement to purchase from Edward Minnema, a private businessman, the Ontario incorporated company known as 2221420 Ont. Inc. Edward Minnema has registered the business name "Diversified Secure Ventures" as the business operating name of the numbered company. Edward Minnema is the sole director and owner of 2221420 Ont. Inc., Diversified Secure Ventures. The parties have agreed to a purchase price of $1500 cdn.
Edward Minnema ascertains that 2221420 Ont. Inc. since incorporation has never been in any active business nor has had any previous operating bank account or assets.
Diversified Secure Ventures Corp. will utilize 2221420 Ont. Inc. as its operating bank account for Canadian and U.S. operations. 2221420 will hereby become a wholly owned subsidiary of Diversified Secure Ventures. Corp.

Edward Minnema

Diversified Secure Ventures. Corp. PRESIDENT, ASO

2221420 Ont. Inc./Diversified Secure Ventures OWNER,DIRECTOR